Exhibit 5.1

November 13, 2026

Westwater Resources, Inc.

7000 East Belleview Avenue, Suite 220

Greenwood Village, Colorado 80111

Ladies and Gentlemen,

We have acted as counsel to Westwater Resources, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to registration under the Securities Act of 1933, as amended, of an aggregate 1,500,000 additional shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), to be issued under the Westwater Resources, Inc. Employment Inducement Incentive Award Plan, as amended by the amendment thereto effective as of May 22, 2026 and the Second Amendment thereto effective as of October 14, 2026 (as so amended, the “Plan”), which plan and amendments are filed or incorporated by reference as Exhibits 99.1, 99.2, and 99.3, respectively, to the Registration Statement.

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of the Registration Statement are validly authorized shares of Common Stock and, when issued in accordance with the terms described in the Plan, will be validly issued, fully paid, and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not hereby admit that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement.

Respectfully submitted,

/s/ Jones Walker LLP